Exhibit 10.24

WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS WAIVER FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”) is made as of March 13, 2020 by and among SPRINKLR, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement referred to below (the “Lenders”), and SILICON VALLEY BANK (“SVB”), as administrative agent (in such capacity, the “Administrative Agent”), Issuing Lender and Swingline Lender.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are party to that certain Credit Agreement dated as of May 22, 2018, as amended by that certain Waiver and First Amendment to Credit Agreement dated as of February 14, 2019, by that certain Second Amendment to Credit Agreement dated as of May 24, 2019 and by that certain Third Amendment to Credit Agreement dated as of June 26, 2019 (as the same may be further amended, restated, amended and restated, modified, or supplemented and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent modify and amend certain other terms and conditions of the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Administrative Agent, the Lenders, and the Borrower agree as follows:

1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2. Amendments to the Credit Agreement.

(a) Section 7.6(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) the Borrower and its Subsidiaries may make payments in respect of Deferred Payment Obligations (other than purchase price adjustments) in an aggregate amount not to exceed (i) in the case of the Nanigans Acquisition, $16,000,000 and (ii) in the case of any other Permitted Acquisition, $100,000, so long as, in each case of clauses (i) and (ii), (A) immediately after giving effect to such payment, the Borrower and its Subsidiaries shall be in compliance with each of the covenants set forth in Section 7.1, based upon financial statements delivered to the Administrative Agent which give pro forma effect to such payment, and (B) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (d) have been satisfied or will be satisfied on or prior to the consummation of such payment; and”.

(b) The following new definitions are hereby inserted into Section 1.1 of the Credit Agreement in appropriate alphabetical order:

““Nanigans Acquisition”: the acquisition of the Acquired Assets (as defined in the Nanigans Acquisition Agreement) related to Nanigan’s Inc.’s “Paid Social Business” (as defined in the Nanigans Acquisition Agreement) and the other transactions contemplated by the Nanigans Acquisition Documents.

““Nanigans Acquisition Agreement”: the Asset Purchase Agreement dated as of November 27, 2019 between the Borrower and Nanigans, Inc.”

““Nanigans Acquisition Documents”: the Nanigans Acquisition Agreement and the other material documents, instruments and agreements entered into in connection therewith.”

3. Acknowledgement of Default; Waiver. The Borrower acknowledges that Events of Default have occurred and are continuing under the Credit Agreement by virtue of the Borrower’s failure to comply with the requirements set forth in (a) Section 6.12 (solely with respect to the assets acquired in the Nanigans Acquisition) and (b) Section 7.8(m)(iv), (v), (vi), (viii) (as a result of not delivering pro forma financial statements contemplated thereby in connection with the Nanigans Acquisition), (xii) and (xiv) of the Credit Agreement (in each case, solely with respect to the Nanigans Acquisition) (collectively, the “Existing Defaults”). The Administrative Agent and the Required Lenders hereby waive the Existing Defaults and agree that the Nanigans Acquisition shall be deemed to constitute a Permitted Acquisitions for all purposes under the Loan Documents. The Borrower hereby acknowledges and agrees that, except as specifically provided herein, nothing in this section or anywhere in this Fourth Amendment shall be deemed or otherwise construed as a waiver by the Administrative Agent or the Required Lenders of any of their rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

4. Conditions Precedent to Effectiveness. This Fourth Amendment shall not be effective until each of the following conditions precedent have been fulfilled or waived prior to or concurrently herewith, each to the satisfaction of the Administrative Agent:

(a) This Fourth Amendment shall have been duly executed and delivered by the respective parties hereto, and the Administrative Agent shall have received a counterpart of this Fourth Amendment signed by each party hereto.

(b) The Administrative Agent shall have received duly executed supplements to each applicable Intellectual Property Security Agreement in form and substance reasonably satisfactory to the Administrative Agent, with respect to all registered United States Intellectual Property created or acquired pursuant to the Nanigans Acquisition.

(c) All necessary consents and approvals to this Fourth Amendment shall have been obtained.

(d) No Default or Event of Default shall have occurred and be continuing, after giving effect to the effectiveness of this Fourth Amendment and the consummation of the transactions contemplated hereby.

(e) After giving effect to this Fourth Amendment and the consummation of the transactions contemplated hereby, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that (i) such representations and warranties relate solely to an earlier date, in which case they shall be true and correct in all material respects (or all respects if clause (ii) below is applicable) as of such earlier date or (ii) such representations or warranties are qualified by materiality in the text thereof, in which case they shall be true and correct in all respects).

(f) The Administrative Agent shall have received all fees and expenses contemplated in Section 6 hereof.

5. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) It has all requisite power and authority to enter into this Fourth Amendment and to carry out the transactions contemplated hereby.

(b) The execution, delivery, and performance of this Fourth Amendment and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary action, and (ii) do not and will not (A) violate any Requirement of Law binding on it or its Subsidiaries, (B) violate any material Contractual Obligation of it or its Subsidiaries, (C) result in or require the creation or imposition of any Lien upon any properties or assets of any Group Member pursuant to any Requirement of Law or any such Contractual Obligation, other than Liens created by the Security Documents, or (D) require any approval of any Group Member’s interestholders or any approval or consent of any Person under any material Contractual Obligation of any Group Member, other than consents or approvals that have been obtained or made and that are still in force and effect.

(c) No authorization or approval by, and no notice to or filing with, a Governmental Authority is required in connection with the due execution, delivery and performance by it of this Fourth Amendment, other than authorizations or approvals that have been obtained or made and that are still in force and effect.

(d) This Fourth Amendment has been duly executed and delivered by it and is a legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles (whether enforcement is sought by proceedings in equity or law) or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(e) No Default or Event of Default has occurred and is continuing after giving effect to this Fourth Amendment.

(f) The representations and warranties set forth in this Fourth Amendment, the Credit Agreement (as amended by this Fourth Amendment), after giving effect to this Fourth Amendment, and the transactions contemplated hereby, and set forth in the other Loan Documents to which it is a party, are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that (i) such representations and warranties relate solely to an earlier date, in which case they shall be true and correct in all material respects (or all respects if clause (ii) below is applicable) as of such earlier date or (ii) such representations or warranties are qualified by materiality in the text thereof, in which case they shall be true and correct in all respects).

6. Payment of Costs and Fees. The Borrower shall pay to the Administrative Agent all costs and all reasonable out-of-pocket expenses in connection with the preparation, negotiation, execution and delivery of this Fourth Amendment and any documents and instruments relating hereto in accordance with Section 10.5 of the Credit Agreement.

7. Choice of Law, etc. This Fourth Amendment and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws (and not the conflict of law rules) of the State of New York. The provisions of Section 10.13 and 10.14 of the Credit Agreement are incorporated by reference mutates mutandis.

8. Counterpart Execution. This Fourth Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Fourth Amendment by signing any such counterpart. Delivery of an executed counterpart of this Fourth Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Fourth Amendment.

9. Effect on Loan Documents.

The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery and performance of this Fourth Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power or remedy of the Lenders in effect prior to the date hereof. The amendments, modifications and other agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, and except as expressly set forth herein, shall neither excuse any future non-compliance with the Credit Agreement, nor operate as a waiver of any Default or Event of Default. To the extent any terms or provisions of this Fourth Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Fourth Amendment shall control.

(a) Upon and after the effectiveness of this Fourth Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b) This Fourth Amendment is a Loan Document.

10. Entire Agreement. This Fourth Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

11. Reaffirmation of Obligations. The Borrower hereby reaffirms its obligations under each Loan Document to which it is a party. The Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Lenders and the Issuing Lender, as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

12. Release by Loan Parties. Effective on the date hereof, each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges the Administrative Agent and each of the Lenders (including the Issuing Lender) and each of their respective successors in title, past and present officers, directors, employees, general partners, attorneys, assigns, shareholders, trustees, agents and other representatives thereof (each a “Releasee” and collectively, the “Releasees”), from any and all claims, suits, liens, lawsuits, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Loan Party ever had or now has against any such Releasee which arose from the beginning of the world to and including the date hereof which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in this Amendment. As to each and every Claim released hereunder, each Loan Party expressly waives all rights afforded by Section 1542 of the Civil Code of the State of California (“Section 1542”) and any similar statute or regulation in any other applicable jurisdiction (including the State of New York). Section 1542 states as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

13. Severability. In case any provision in this Fourth Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Fourth Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment by their respective duly authorized officers.

BORROWER:

SPRINKLR, INC.

By:	/s/ Chris Lynch

Name:	Chris Lynch

Title:	CFO

ADMINISTRATIVE AGENT, ISSUING LENDER, SWINGLINE LENDER AND LENDER:

SILICON VALLEY BANK

By:	/s/ J. Aidan Lynch

Name:	J. Aidan Lynch

Title:	Vice President

SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT